QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CROSSTEX ENERGY, L.P.

        The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I.
The name of the limited partnership is Crosstex Energy, L.P.

II.
The address of the Partnership's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.
The name and mailing address of the general partner are as follows:

Name	Mailing Address
Crosstex Energy GP, L.P.	2501 Cedar Springs Suite 600 Dallas, Texas 75201

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Crosstex Energy, L.P., as of July 10, 2002.

CROSSTEX ENERGY GP, L.P. Its General Partner
By:	/s/ WILLIAM W. DAVIS William W. Davis Senior Vice President and Chief Financial Officer

QuickLinks

  Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP OF CROSSTEX ENERGY, L.P.